                                                                     EXHIBIT 5.1
                               September 25, 1997

Budget Group, Inc.
125 Basin Street
Suite 210
Daytona Beach, Florida 32114

         Re:     Registration Statement on Form S-1

Ladies and Gentlemen:


         We have acted as counsel for Budget Group, Inc., a Delaware corporation

(the "Company") in connection with the preparation of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to up to 180,000 shares of Class A Common Stock of the Company, par value $.01 per share ("Common Stock") to be sold by Budget Rent-A-Car of Southern California (the "Selling Stockholder") to the underwriters named in the Registration Statement pursuant to the Underwriting Agreement, the form of which will be filed as an Exhibit to the Registration Statement (the "Underwriting Agreement").





         As counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis of the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         Based on the foregoing, we are of the opinion that the shares of Common Stock to be issued and sold by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and, when issued in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.


                                        Very truly yours,


                                        KING & SPALDING